     As filed with the Securities and Exchange Commission on March 31, 1999

                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                         DELCO REMY INTERNATIONAL, INC.
               (Exact name of Company as specified in its charter)

            Delaware                                          35-1909253
    (State of Incorporation)                               (I.R.S. Employer
                                                         Identification Number)

                              2902 Enterprise Drive
                             Anderson, Indiana 46013
               (Address of principal executive offices)(Zip Code)

                                   ----------

                  1997 STOCK-BASED INCENTIVE COMPENSATION PLAN

                      1997 NON-QUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                            (Full Title of the Plans)

                                   ----------

                              Susan E. Goldy, Esq.
                       Vice President and General Counsel
                         Delco Remy International, Inc.
                              2202 Enterprise Drive
                             Anderson, Indiana 46013
                     (Name and address of agent for service)
                                 (765) 778-6799
          (Telephone number, including area code, of agent for service)

                                   ----------

                                    Copy to:
                             Dechert Price & Rhoads
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                        Philadelphia, Pennsylvania 19103
                     Attention: Christopher G. Karras, Esq.

                                   ----------

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                     Proposed                   Proposed
Title of                                             maximum                    maximum
securities                 Amount                    offering                   aggregate         Amount of
to be                      to be                     price per                  offering          registration
registered                 registered                share (1)                  price (2)         fee (3)
-------------------------------------------------------------------------------------------------------------------
Class A Common Stock,
par value $.01 per share   1,400,000 shares          $ 9.3125                  $13,037,500          $3,625
-------------------------------------------------------------------------------------------------------------------

(1) This registration statement covers shares of Class A Common Stock of Delco Remy International, Inc. which may be offered or sold pursuant to the 1997 Stock-Based Incentive Compensation Plan and the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors. Pursuant to Rule 457(h)(2) of the Securities Act of 1933, as amended (the "Securities Act"), no separate registration fee is required with respect to the interests in the plan. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Class A Common Stock on March 30, 1999, as reported on the New York Stock Exchange.

(3) Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by .000278.

================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

Item 2. Company Information and Employee Plan Annual Information.

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed or to be filed by Delco Remy International, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement as of their respective dates:

          (a) The Annual Report on Form 10-K, as amended, filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the fiscal year ended July 31, 1998.

          (b) The Current Report on Form 8-K filed by the Company pursuant to the Exchange Act on November 24, 1998, as amended.

          (c) The Quarterly Report on Form 10-Q filed by the Company pursuant to the Exchange Act for the quarter ended October 31, 1998.

          (d) The Quarterly Report on Form 10-Q filed by the Company pursuant to the Exchange Act for the quarter ended January 31, 1999.

          (e) The information set forth under the caption "Description of Capital Stock" in the Registration Statement on Form S-1 filed by the Company pursuant to the Securities Act, Registration No. 333-37675, and the information set forth under the caption "Description of Notes" in the Registration Statement on Form S-1 filed by the Company pursuant to the Securities Act, Registration No. 333-37703, as incorporated by reference in the Form 8-A of Delco Remy International, Inc. filed on December 5, 1997 pursuant to Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating that description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing with the Commission of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or effects the deregistration of the balance of such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

     As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the Company's By-laws provide for indemnification of the Company's officers and directors to the fullest extent permitted under Delaware law.
Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including officers and directors, who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The directors and officers of the registrant are insured against certain liabilities under the registrant's directors' and officers' liability insurance.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          The following exhibits are filed herewith:

         Exhibit
           No.                     Document
           ---                     --------

          4.1  1997 Stock-Based Incentive Compensation Plan.

          4.2  1997 Non-Qualified Stock Option Plan for Non-Employee Directors.


          5.1 Opinion of Dechert Price & Rhoads as to the legality of securities being registered.

         23.1  Consent of Ernst & Young LLP.

         23.2  Consent of Dechert Price & Rhoads (contained in opinion filed as
               Exhibit 5.1 to this Registration Statement).

         23.3  Consent of Deloitte & Touche LLP.

         24.1  Power of Attorney (included on Signature Page).

Item 9.   Undertakings.

          The undersigned Company hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rules 14a-3 and 14c-3 promulgated under the Exchange Act and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Company. Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana on March 31, 1999.

                          DELCO REMY INTERNATIONAL, INC.

                          By: /S/ THOMAS J. SNYDER
                             ---------------------------------------
                             Thomas J. Snyder
                             President and Chief Operating Officer,


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Thomas J. Snyder and Susan E. Goldy, and each of them, his or her true and lawful attorneys-in-fact and agents each with full power of substitution and resubstitution for him or her in any and all capacities to sign any and all amendments (including pre- or post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, hereby ratifying and confirming all that each such attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                      Title                                 Date
---------                                      -----                                 ----
/S/ HAROLD K. SPERLICH                  Chairman of the Board (Principal        March 31, 1999
-------------------------------         Executive Officer)
Harold K. Sperlich


/S/ DAVID L. HARBERT                    Executive Vice President  and           March 31, 1999
-------------------------------         Chief Financial Officer
David L. Harbert                        (Principal Financial Officer)


/S/ E.H. BILLIG                         Vice Chairman of the Board              March 31, 1999
-------------------------------         of Directors
E. H. Billig


/S/ RICHARD M. CASHIN, JR.              Director                                March 31, 1999
-------------------------------
Richard M. Cashin, Jr.


/S/ MICHAEL A. DELANEY                  Director                                March 31, 1999
-------------------------------
Michael A. Delaney

/S/ JAMES R. GERRITY                    Director                                March 31, 1999
-------------------------------
James R. Gerrity

/S/ ROBERT J. SCHULTZ                   Director                                March 31, 1999
-------------------------------
Robert J. Schultz

/S/ THOMAS J. SNYDER                    President, Chief Operating              March 31, 1999
-------------------------------
Thomas J. Snyder                        Officer and Director

/S/ DAVID E. STOLL                      Vice President and                      March 31, 1999
-------------------------------         Controller (Principal
David E. Stoll                          Accounting Officer)

                                  EXHIBIT INDEX

Exhibit No.                           Document                         Page
-----------                           --------                         ----

     4.1       1997 Stock-Based Incentive Compensation Plan.

     4.2       1997 Non-Qualified Stock Option Plan for
               Non-Employee Directors.

     5.1 Opinion of Dechert Price & Rhoads as to the legality of securities being registered.

     23.1      Consent of Ernst & Young LLP.

     23.2 Consent of Dechert Price & Rhoads (contained in opinion filed as Exhibit 5.1 to this Registration Statement).

     23.3      Consent of Deloitte & Touche LLP.

     24.1      Power of Attorney (included on Signature
               Page).